UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 25, 2009

Date of report (Date of earliest event reported)

REALTY FINANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33050 (Commission File Number)	30-0314655 (IRS Employer Identification No.)

185 Asylum Street, 31st Floor Hartford, Connecticut (Address of Principal Executive Offices)	06103 (Zip Code)

(860) 275-6200 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Event That Accelerates or Increases a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 25, 2009, Realty Finance Corporation (the “Company”) received written notice from the trustee of RFC CDO 2006-1, Ltd. (“CDO I”), in accordance with the indenture, dated as of March 28, 2006 (the “2006 Indenture”), by and among CDO I, RFC CDO 2006-1, LLC and Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as trustee, that on the February 25, 2009 payment date, CDO I failed certain overcollateralization trigger tests (the “OC Tests”) which resulted in (i) certain interest payments normally scheduled to the debt and equity holders of CDO I being allocated to the senior noteholders (i.e. Class A-1) and (ii) any available principal proceeds being allocated to the senior noteholders. Consequently, the Company will not receive any cash flow distributions on the subordinated notes and equity investments owned by the Company and/or its affiliates in CDO I, or with respect to any subordinate collateral management fee, until such time, if ever, the OC Tests are complied with. Even if the OC Tests are eventually complied with, the Company’s ability to obtain regular cash flows from the assets securing CDO I is dependent upon continuing to meet interest coverage and overcollateralization coverage tests within CDO I. The failure of the OC test was due to (i) impairment of certain of the Company’s loans as a result of borrower defaults and (ii) rating agency downgrades on certain of the Company’s commercial mortgage-backed securities (“CMBS”) held by CDO I.

If the OC Tests had not failed, the Company would have received approximately $221,000 in interest distributions, $192,000 in equity distributions and $75,000 in subordinate collateral management fees for the February 25, 2009 CDO I payment date.

Item 8.01.	Other Events.

Pursuant to the Collateral Management Agreement, dated as of April 2, 2007 (the “2007 Collateral Management Agreement”), by and between RFC CDO 2007-1 Ltd. (“CDO II”) and the Company, as assignee to CBRE Realty Finance Management, LLC, as collateral manager (the “Collateral Manager”), and Amendment Number One to the Collateral Management Agreement, dated as December 12, 2008, by and between CDO II and the Collateral Manager, and consented to by MBIA Insurance Corporation (“MBIA”), as controlling class of CDO II noteholders (the “Amendment,” and together with the 2007 Collateral Management Agreement, the “Amended Collateral Management Agreement”), the failure of an OC Test under the 2006 Indenture on the related 2006 Indenture determination date will permit MBIA, as controlling class of CDO II noteholders, to terminate the Amended Collateral Management Agreement and to remove the Collateral Manager of CDO II upon 10 business days’ prior written notice, subject to a successor collateral manager being appointed in accordance with the approval procedures set forth in the Amended Collateral Management Agreement and subject to Standard & Poor’s and Moody’s confirming that the appointment will not result in a rating agency downgrade of the CDO II notes.

A copy of the 2007 Collateral Management Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2007. A copy of the Amendment was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY FINANCE CORPORATION

Date: February 25, 2009	By:	/s/ Daniel Farr
	Name:	Daniel Farr
	Title:	Chief Financial Officer